Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com
KAMAN REPORTS 2019 SECOND QUARTER RESULTS

Second Quarter Highlights:

•	Announced the anticipated sale of the Distribution segment

•	Net sales from continuing operations up 5% sequentially to $175 million, 2.2% lower versus prior year on dispositions and foreign currency translation

•	Consolidated operating margin from continuing operations increases 46% over prior year

•	Diluted earnings per share from continuing operations increased $0.06 to $0.23

•	Received U.S. Government approval for our $324 million DCS Contract

•	Record first half order intake for our specialty bearings and engineered products

BLOOMFIELD, Conn. (July 31, 2019) - Kaman Corp. (NYSE:KAMN) today reported financial results for the second fiscal quarter ended June 28, 2019. During the second quarter, the Company announced the anticipated sale of its Distribution segment to affiliates of Littlejohn & Co., LLC for $700 million in cash, subject to customary closing conditions and working capital adjustments. The Distribution segment results are reported as discontinued operations for all periods in the release.

Table 1. Summary of Financial Results (unaudited)
In thousands except per share amounts	For the Three Months Ended
	June 28, 2019	June 29, 2018	Change
Net sales from continuing operations:
Aerospace	$174,712	$178,606	$(3,894)

Operating income from continuing operations:
Aerospace	$24,598	$22,741	$1,857
% of sales	14.1%	12.7%	1.4%
Net gain on sale of assets	—	1,528	(1,528)
Corporate expense	(14,023)	(17,043)	3,020
Operating income from continuing operations	$10,575	$7,226	$3,349

Adjusted EBITDA*:
Earnings from continuing operations	$6,389	$4,778	$1,611
Adjustments	10,735	12,807	(2,072)
Adjusted EBITDA*	$17,124	$17,585	$(461)
% of sales	9.8%	9.8%	—%

Earnings per share:
Diluted earnings per share from continuing operations	$0.23	$0.17	$0.06
Adjustments	(0.07)	0.01	(0.08)
Adjusted diluted earnings per share from continuing operations*	$0.16	$0.18	$(0.02)

Neal J. Keating, Chairman, President and Chief Executive Officer, commented, “The second quarter marked an exciting and transformational time for Kaman. During the period, we announced the sale of our Distribution segment, beginning a strategic shift toward focusing on the opportunities to maximize value in our Aerospace business. The divestiture of Distribution remains on track and will provide us significant financial capacity to execute on strategic acquisitions of complementary businesses and organic growth investments.

In our continuing operations, we exit the second quarter with strong sales of $174.7 million, up 5.0% from the first quarter. Sales declined when compared to the second quarter of 2018, due to unfavorable foreign exchange of $1.9 million and the absence of $2.5 million of sales from the Aerospace businesses sold in 2018. Highlighting our performance in the quarter was an 8.2% increase in Aerospace operating profit to $24.6 million, or 14.1% of sales, when compared to the prior year.

We are pleased that through the first six months of 2019 we had record order intake for our specialty bearings and engineered products, supporting our forecasted growth for these products and underscoring the benefits of the investments we continue to make in this business. Also, in July we received authorization from the U.S. Government to begin deliveries under our $324 million JPF DCS contract. We expect to make initial deliveries in September and continue to expect record deliveries of 40,000 to 45,000 fuzes for 2019. Backlog for this program was $427 million at the end of the second quarter and looking ahead we see opportunities to grow backlog through additional sales to foreign militaries and the U.S Government. The expected increase in volume for our JPF DCS and specialty bearing products is expected to lead to higher operating margins in the back half of the year.

During the quarter we continued to make investments to help drive sustained long term organic growth. First, we recently announced the expansion of GRW, our precision bearings operations in Germany. This expansion will allow us to increase capacity to meet the higher forecasted demand, while creating a more efficient layout and increasing the efficiency of our operations. Second, we continue to execute on the development of our K-MAX® unmanned mission management system and we are seeing strong interest from commercial operators for this technology. Lastly, we recently opened our new customer service and delivery center which will support both our K-MAX® and SH-2 Super Seasprite customers. This customer service center includes our brand new K-MAX® flight simulator and consolidates a number of our customer support functions under one roof. These initiatives represent just a sample of the opportunities we have undertaken to drive continued growth in our business."

Chief Financial Officer, Robert D. Starr, commented, "Through the first six months of 2019 we generated cash flows from continuing operations of $10.9 million. Cash usage in the second quarter was due in part to a buildup of inventory in our Joint Programmable Fuze and self-lubricating bearings products which we expect to deliver in the second half of the year. Sales in the second half of the year are expected to be 20% higher at the mid-point than first half results, leading to expected sales from continuing operations for the full year in the range of $740.0 million to $760.0 million, an increase of $10.0 million in the low end of our previous expectations. The higher volume of JPF DCS and specialty bearing products is expected to contribute to higher operating margins in the second half of the year. As such we expect Aerospace operating margin in the range of 16.7% to 17.2%, a 195 bps increase at the mid-point over our first half performance of 15.0%.

We are progressing towards a third quarter closing of the sale of the Distribution segment. The net proceeds of the sale are expected to be approximately $600 million, after taxes of approximately $75 million and transaction expenses of approximately $25 million to $30 million. Of the approximately $600 million in net proceeds, we will use approximately $100 million to pay down amounts outstanding on our revolving credit facility. We expect to deploy a significant portion of the remaining proceeds toward our acquisition priorities and organic growth initiatives. In addition, we are evaluating the return of capital to shareholders through dividend and share buybacks; however, the scope and timing of these capital return options have not been finalized."

2019 Outlook
Our revised 2019 outlook for Aerospace performance:

•	Aerospace:

◦	Sales of $740.0 million to $760.0 million

◦	Operating margins of 16.7% to 17.2%

◦	Depreciation and amortization expense of approximately $21.0 million

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, August 1, 2019, at 8:30 AM ET. Listeners may access the call live by telephone at (844) 473-0975 and from outside the U.S. at (562) 350-0826 using the Conference ID: 33675726; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 33675726. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release.

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets. The Company produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters. More information is available at www.kaman.com.

Table 2. Summary of Segment Information (in thousands) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Net sales from continuing operations:
Aerospace	$174,712	$178,606	$341,146	$358,001

Operating income from continuing operations:
Aerospace	$24,598	$22,741	$51,210	$45,403
Net gain (loss) on sale of assets	—	1,528	65	1,589
Corporate expense	(14,023)	(17,043)	(28,331)	(31,150)
Operating income from continuing operations	$10,575	$7,226	$22,944	$15,842

Table 3. Depreciation and Amortization from continuing operations (in thousands) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Depreciation and Amortization:
Aerospace	$5,457	$6,202	$10,775	$12,512
Corporate	786	834	1,590	1,679
Consolidated Total	$6,243	$7,036	$12,365	$14,191

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP financial measures (i.e. Financial measures that are not computed in accordance with Generally Accepted Accounting Principles) identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales separately for our segments provides management and investors with useful information about the trends impacting our segments and enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month and six-month fiscal periods ended June 28, 2019 and June 29, 2018, respectively. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 4. Organic Sales from continuing operations (in thousands) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Aerospace
Net sales	$174,712	$178,606	$341,146	$358,001
Acquisition Sales	—	—	—	—
Organic Sales	$174,712	$178,606	$341,146	$358,001

Adjusted EBITDA from continuing operations - Adjusted EBITDA from continuing operations is defined as earnings from continuing operations before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. Adjusted EBITDA from continuing operations differs from earnings from continuing operations, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization, other expense (income), net and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems, which we have adjusted for in Adjusted EBITDA from continuing operations. Adjusted

EBITDA from continuing operations also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses.

Management believes Adjusted EBITDA from continuing operations provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. Adjusted EBITDA from continuing operations is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month and six-month fiscal periods ended June 28, 2019 and June 29, 2018. The following table illustrates the calculation of Adjusted EBITDA from continuing operations using GAAP measures:

Table 5. Adjusted EBITDA from continuing operations (in thousands) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Adjusted EBITDA from continuing operations
Consolidated Results
Sales from continuing operations	$174,712	$178,606	$341,146	$358,001

Earnings from continuing operations	$6,389	$4,778	$12,211	$9,748

Interest expense, net	5,236	5,000	10,537	10,323
Income tax (benefit) expense	(487)	123	947	1,817
Other (income) expense, net	(463)	364	(552)	22
Depreciation and amortization	6,243	7,036	12,365	14,191
Other Adjustments:
Restructuring and severance costs	206	1,804	472	3,497
Gain on the sale of land	—	(1,520)	—	(1,520)
Adjustments	$10,735	$12,807	$23,769	$28,330

Adjusted EBITDA from continuing operations	$17,124	$17,585	$35,980	$38,078
Adjusted EBITDA margin	9.8%	9.8%	10.5%	10.6%

Free Cash Flow from continuing operations - Free Cash Flow from continuing operations is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes Free Cash Flow from continuing operations provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow from continuing operations should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow from continuing operations internally to assess overall liquidity. The following table illustrates the calculation of Free Cash Flow from continuing operations using “Net cash provided by (used in) operating activities from continuing operations” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 6. Free Cash Flow from continuing operations (in thousands) (unaudited)
	For the Six Months Ended
	June 28, 2019	June 29, 2018	2019 vs. 2018
Net cash provided by operating activities from continuing operations	$10,862	$79,715	$(68,853)
Expenditures for property, plant & equipment	(11,375)	(10,831)	(544)
Free Cash Flow from continuing operations	$(513)	$68,884	$(69,397)

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the Condensed Consolidated Balance Sheets included in this release.

Table 7. Debt to Capitalization Ratio (in thousands) (unaudited)
	June 28, 2019	December 31, 2018
Current portion of long-term debt	$127,603	$9,375
Long-term debt, excluding current portion	180,196	284,256
Debt	$307,799	$293,631
Total shareholders' equity	658,169	633,157
Capitalization	$965,968	$926,788
Debt to Capitalization Ratio	31.9%	31.7%

Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings Per Share from Continuing Operations - Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations are defined as GAAP "Earnings from Continuing Operations" and "Diluted earnings per share from continuing operations", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations using “Earnings from Continuing Operations” and “Diluted earnings per share from continuing operations” from the “Consolidated Statements of Operations” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on July 31, 2019.

Table 8. Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Adjustments to Earnings from Continuing Operations, pre tax
Restructuring and severance costs at Aerospace	$206	$1,804	$472	$3,497
Benefit from change in state tax laws	(2,137)	—	(2,137)	—
Gain on the sale of land	—	(1,520)	—	(1,520)
Adjustments, pre tax	$(1,931)	$284	$(1,665)	$1,977

Tax Effect of Adjustments to Earnings from Continuing Operations
Restructuring and severance costs at Aerospace	$(17)	$451	$34	$874
Benefit from change in state tax laws	—	—	—	—
Gain on the sale of land	—	(380)	—	(380)
Tax effect of Adjustments	$(17)	$71	$34	$494

Adjustments to Earnings from Continuing Operations, net of tax
GAAP Earnings from continuing operations, as reported	$6,389	$4,778	$12,211	$9,748
Restructuring and severance costs at Aerospace	223	1,353	438	2,623
Benefit from change in state tax laws	(2,137)	—	(2,137)	—
Gain on the sale of land	—	(1,140)	—	(1,140)
Adjusted Earnings from continuing operations	$4,475	$4,991	$10,512	$11,231

Calculation of Adjusted Diluted Earnings per Share from Continuing Operations
GAAP diluted earnings per share from continuing operations	$0.23	$0.17	$0.43	$0.34
Restructuring and severance costs at Aerospace	0.01	0.05	0.02	0.09
Benefit from change in state tax laws	(0.08)	—	(0.08)	—
Gain on the sale of land	—	(0.04)	—	(0.04)
Adjusted Diluted Earnings per Share from continuing operations	$0.16	$0.18	$0.37	$0.39

Diluted weighted average shares outstanding	28,123	28,349	28,097	28,258

Adjusted Net Sales from continuing operations and Adjusted Operating Income from continuing operations - Adjusted Net Sales from continuing operations is defined as net sales from continuing operations, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income from continuing operations is defined as operating income from continuing operations, less items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales from continuing operations and Adjusted Operating Income from continuing operations to evaluate performance period over period, to analyze underlying trends in our segments and corporate function and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. The following table illustrates the calculation of Adjusted Operating Income from continuing operations using information found in Note 18, Segment and Geographic Information, to the Consolidated Financial Statements included in the Company's Form 10-Q filed with the Securities and Exchange Commission on July 31, 2019.

Table 9. Adjusted Net Sales and Adjusted Operating Income from Continuing Operations
(In thousands) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
AEROSPACE SEGMENT OPERATING INCOME:
Net Sales	$174,712	$178,606	$341,146	$358,001
GAAP Operating income - Aerospace segment	$24,598	$22,741	$51,210	$45,403
% of GAAP net sales	14.1%	12.7%	15.0%	12.7%
Restructuring and severance costs	206	1,804	472	3,497
Adjusted Operating Income - Aerospace segment	$24,804	$24,545	$51,682	$48,900
% of GAAP net sales	14.2%	13.7%	15.1%	13.7%
CORPORATE EXPENSE:
GAAP Corporate Expense	$(14,023)	$(17,043)	$(28,331)	$(31,150)
CONSOLIDATED OPERATING INCOME:
Net Sales from continuing operations	$174,712	$178,606	$341,146	$358,001
GAAP - Operating income from continuing operations	$10,575	$7,226	$22,944	$15,842
% of GAAP net sales	6.1%	4.0%	6.7%	4.4%
Restructuring and severance costs	206	1,804	472	3,497
Gain on sale of land	—	(1,520)	—	(1,520)
Adjusted Operating Income	$10,781	$7,510	$23,416	$17,819
% of GAAP net sales	6.2%	4.2%	6.9%	5.0%

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Share Purchase Agreement; (ii) the failure to satisfy or fulfill in a timely manner any of the closing conditions set forth in the Share Purchase Agreement; (iii) the filing of any litigation relating to the Share Purchase Agreement or any of the transactions contemplated thereby; (iv) the possibility that the pendency of the Sale Transaction may adversely affect our business; (v) the possibility that our business and financial performance may be adversely affected if we fail to complete the Sale Transaction; (vi) the possibility that we may be unable to find appropriate reinvestment opportunities for the proceeds from the Sale Transaction; (vii) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (viii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (ix) changes in geopolitical conditions in countries where the Company does or intends to do business; (x) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (xi) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the U.S. Government; (xii) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (xiii) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (xiv) the successful resolution of government inquiries or investigations relating to our businesses and programs; (xv) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xvi) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xvii) the receipt and successful execution of production orders under the Company's existing U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xviii) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xix) the accuracy of current cost estimates associated with environmental remediation activities; (xx) the profitable integration of acquired businesses into the Company's operations; (xxi) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xxii) changes in supplier sales or vendor incentive policies; (xiii) the ability of our suppliers to satisfy their performance obligations; (xxiv) the effects of price increases or decreases; (xxv) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the U.S. Government's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xxvi) future levels of indebtedness and capital expenditures; (xxvii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxviii) the effects of currency exchange rates and foreign competition on future operations; (xxix) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxx) the effects, if any, of the UK's exit from the EU; (xxxi) future repurchases and/or issuances of common stock; (xxxii) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxiii) the ability to recruit and retain skilled employees; and (xxxiv) other risks and uncertainties set forth herein and in our 2018 Form 10-K and our Second Quarter Form 10-Q filed July 31, 2019.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact: James Coogan
V.P., Investor Relations
(860) 243-6342
James.Coogan@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 28, 2019	June 29, 2018	June 28, 2019	June 29, 2018
Net sales	$174,712	$178,606	$341,146	$358,001
Cost of sales	122,123	125,165	234,036	251,380
Gross profit	52,589	53,441	107,110	106,621
Selling, general and administrative expenses	41,808	45,939	83,759	88,871
Restructuring costs	206	1,804	472	3,497
Net gain on sale of assets	—	(1,528)	(65)	(1,589)
Operating income	10,575	7,226	22,944	15,842
Interest expense, net	5,236	5,000	10,537	10,323
Non-service pension and post retirement benefit cost (income)	(100)	(3,039)	(199)	(6,068)
Other income, net	(463)	364	(552)	22
Earnings from continuing operations before income taxes	5,902	4,901	13,158	11,565
Income tax expense	(487)	123	947	1,817
Earnings from continuing operations	6,389	4,778	12,211	9,748
Earnings from discontinued operations, net of tax	7,077	10,316	15,380	19,412
Net earnings	$13,466	$15,094	$27,591	$29,160

Earnings per share:
Basic earnings per share from continuing operations	$0.23	$0.17	$0.44	$0.35
Basic earnings per share from discontinued operations	0.25	0.37	0.55	0.69
Basic earnings per share	$0.48	$0.54	$0.99	$1.04

Diluted earnings per share from continuing operations	$0.23	$0.17	$0.43	$0.34
Diluted earnings per share from discontinued operations	0.25	0.36	0.55	0.69
Diluted earnings per share	$0.48	$0.53	$0.98	$1.03
Average shares outstanding:
Basic	27,961	27,971	27,935	27,911
Diluted	28,123	28,349	28,097	28,258

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	June 28, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$17,016	$25,895
Accounts receivable, net	100,799	149,338
Contract assets	118,774	99,261
Contract costs, current portion	5,114	5,993
Inventories	163,006	131,569
Income tax refunds receivable	5,487	1,752
Assets held for sale	365,264	351,261
Other current assets	10,568	8,036
Total current assets	786,028	773,105
Property, plant and equipment, net of accumulated depreciation of $201,400 and $192,285, respectively	138,246	137,112
Operating right-of-use assets, net	16,330	—
Goodwill	195,332	196,161
Other intangible assets, net	56,054	58,567
Deferred income taxes	39,802	38,040
Contract costs, noncurrent portion	9,187	10,666
Assets held for sale, noncurrent portion	292,957	229,238
Other assets	30,903	31,173
Total assets	$1,564,839	$1,474,062
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt, net of debt issuance costs	$127,603	$9,375
Accounts payable – trade	54,086	56,826
Accrued salaries and wages	29,959	32,795
Contract liabilities, current portion	30,707	28,865
Income taxes payable	—	139
Operating lease liabilities, current portion	4,259	—
Liabilities held for sale	136,292	131,047
Other current liabilities	38,669	39,429
Total current liabilities	421,575	298,476
Long-term debt, excluding current portion, net of debt issuance costs	180,196	284,256
Deferred income taxes	7,483	7,146
Underfunded pension	99,469	104,988
Contract liabilities, noncurrent portion	72,081	78,562
Operating lease liabilities, noncurrent portion	12,895	—
Liabilities held for sale, noncurrent portion	63,892	15,602
Other long-term liabilities	49,079	51,875
Commitments and contingencies (Note 14)
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 29,723,147 and 29,544,714 shares issued, respectively	29,723	29,545
Additional paid-in capital	208,491	200,474
Retained earnings	649,610	610,103
Accumulated other comprehensive income (loss)	(153,708)	(134,898)
Less 1,745,385 and 1,672,917 shares of common stock, respectively, held in treasury, at cost	(75,947)	(72,067)
Total shareholders’ equity	658,169	633,157
Total liabilities and shareholders’ equity	$1,564,839	$1,474,062

KAMAN CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (In thousands) (unaudited)

	For the Six Months Ended
	June 28, 2019	June 29, 2018
Cash flows from operating activities:
Net earnings	$27,591	$29,160
Less: Earnings from discontinued operations	15,380	19,412
Earnings from continuing operations	$12,211	$9,748
Adjustments to reconcile net earnings to net cash provided by operating activities from continuing operations:
Depreciation and amortization	12,365	14,191
Amortization of debt issuance costs	906	899
Accretion of convertible notes discount	1,347	1,282
Provision for doubtful accounts	204	227
Net gain on sale of assets	(65)	(1,589)
Net loss on derivative instruments	3	467
Stock compensation expense	3,557	3,303
Deferred income taxes	(3,252)	7,297
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	48,270	47,180
Contract assets	(19,572)	(38,442)
Contract costs	2,355	(5,480)
Inventories	(31,662)	1,590
Income tax refunds receivable	(3,656)	(803)
Operating right of use assets	2,140	—
Other assets	(892)	(2,977)
Accounts payable - trade	(2,673)	(836)
Contract liabilities	(4,640)	75,261
Operating lease liabilities	(2,115)	—
Other current liabilities	(4,606)	(4,284)
Income taxes payable	(147)	(2,527)
Pension liabilities	2,087	(23,887)
Other long-term liabilities	(1,303)	(905)
Net cash provided by operating activities of continuing operations	10,862	79,715
Net cash (used in) provided by operating activities of discontinued operations	(9,134)	14,027
Net cash provided by operating activities	1,728	93,742

KAMAN CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (In thousands) (unaudited)

	For the Six Months Ended
	June 28, 2019	June 29, 2018
Cash flows from investing activities:
Proceeds from sale of assets	71	1,692
Expenditures for property, plant & equipment	(11,375)	(10,831)
Other, net	(1,618)	(687)
Net cash used in investing activities of continuing operations	(12,922)	(9,826)
Net cash used in investing activities of discontinued operations	(3,662)	(4,909)
Net cash used in investing activities	(16,584)	(14,735)
Cash flows from financing activities:
Net repayments under revolving credit agreements	16,700	(71,383)
Debt repayment	(4,375)	(3,750)
Net change in bank overdraft	724	878
Proceeds from exercise of employee stock awards	3,546	5,274
Purchase of treasury shares	(3,063)	(8,824)
Dividends paid	(11,160)	(11,149)
Other, net	(663)	(439)
Net cash provided by (used in) financing activities of continuing operations	1,709	(89,393)
Net cash provided by financing activities of discontinued operations	4,458	1,700
Net cash provided by (used in) financing activities	6,167	(87,693)
Net decrease in cash and cash equivalents	(8,689)	(8,686)
Cash and cash equivalents included in assets held for sale	(1,957)	(2,023)
Effect of exchange rate changes on cash and cash equivalents	(49)	(578)
Cash and cash equivalents at beginning of period	27,711	36,904
Cash and cash equivalents at end of period	$17,016	$25,617
Supplemental disclosure of noncash activities:

Value of common shares issued for unwind of warrant transactions	$—	$7,583